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                                                                     Exhibit 3.2

                                   BYLAWS OF

                      TRI-STATE OUTDOOR MEDIA GROUP, INC.

                                   ARTICLE I

                  CORPORATE NAME, PRINCIPAL PLACE OF BUSINESS
                             AND TERM OF EXISTENCE

      Section 1. Corporate Name. The name of this corporation shall be "Tri-State Outdoor Media Group, Inc."

      Section 2. Principal Office. The principal office for the transaction of the business of the corporation is hereby located at 601 West Eighth St, Jamestown, NY 14701.

      Section 3. Term of Existence. The term of existence for this corporation shall be perpetual.

      Section 4. Definitions. As used in these Bylaws the following definitions shall be applicable:

      (a) The term "corporation" shall mean "Tri-State Outdoor Media Group,
Inc."

      (b) The term "state" shall mean the State of Kansas.

                                   ARTICLE II
                                      SEAL

      Section 1. Inscription of Seal. The corporate seal of this corporation shall be circular in form and around the outside shall be the words, "TRI-STATE OUTDOOR MEDIA GROUP, INC." and in the center shall be the words "Corporate Seal." An impression of the corporate seal shall be impressed on this page.
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                                  ARTICLE III

                     REGISTERED OFFICE AND REGISTERED AGENT

      Section 1. Registered Office. The corporation shall maintain a registered office in the state, and the same may, but is not required to be, at its principal place of business as provided in ARTICLE I, Section 2, of these Bylaws.

      Section 2. Registered Agent. The corporation shall have and continuously maintain in the state a registered agent on whom service of summons may be had and whose business address is identical with the registered office of the corporation. The Board of Directors shall have authority to appoint or change, from time to time, the registered agent of this corporation.

                                   ARTICLE IV
                                   DIRECTORS

      Section 1. Number. The number of directors of this corporation shall be not less than one (1) nor more than eighteen (18). All directors of this corporation must be legally competent to enter into contracts; however, directors need not also be stockholders of the corporation. The authorized number of directors of the corporation may be changed by Bylaws duly adopted by the stockholders.

      Section 2. Election and Terms. The directors named in the Articles of Incorporation of this corporation shall hold office until the next annual meeting of the stockholders and until his successor is elected either at an annual meeting or at a special


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meeting of the stockholders. Subject to the foregoing and Sections 5, 6 and 7 hereof, the directors shall be elected annually at an annual or special meeting of the stockholders. Their terms of office shall begin immediately upon election and shall continue for one (1) year and until their successors are elected and qualified. At all elections of directors, there must be present in person or by proxy the holders of a majority of the stock entitled to vote and every person acting therein in person or by proxy or representative must be a bona fide stockholder having stock in his own name on the stock books of the corporation.

      Section 3. Quorum. Except as herein otherwise specifically provided, a majority of the authorized number of directors shall constitute a quorum of the Board of Directors for the transaction of business. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors; provided however, a majority of the Board of Directors present at any meeting, in the absence of a quorum, may adjourn any meeting of the Board of Directors from day to day, but may not transact any business except the filling of vacancies on the Board of Directors as in the Bylaws hereinafter provided.

      Section 4. Compensation. Directors as such shall only receive compensation for their services when duly authorized by the Board of Directors; provided however, nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.


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      Section 5. Vacancies. Any vacancy or vacancies on the Board of Directors may be filled by a majority of the remaining directors, although less than a quorum, or by a sole remaining director, and each director so chosen shall hold office until his successor is elected at an annual or regular or special meeting of the stockholders. A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of death, resignation, removal, mental disability, or legal disqualification to serve of any directors, or if the stockholders fail at any annual, regular or special meeting of stockholders to elect the full authorized number of directors to be voted for at the meeting.

      Section 6. Removal. The entire Board of Directors or any individual director may be removed from office, with or without cause, by a vote at any annual or special meeting of stockholders. In case the Board or any one (1) or more directors be so removed, new directors may be elected at the same meeting. The Board of Directors shall declare vacant the office of a director if he be declared of unsound mind by an order of court, or convicted of a felony, or upon legal disqualification to serve as a director, or may do so if within sixty (60) days after notice of his election, he does not either accept such office in writing or attend a meeting of the Board of Directors and fulfill such other requirements of qualification as these Bylaws specify.

      Section 7. Resignation. Any director of the corporation may resign upon filing written resignation with the Secretary of the
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corporation, and such resignation shall become effective when so filed unless some other effective date is set forth in the resignation.

      Section 8. Powers and Duties. Subject to express limitations of the Articles of Incorporation and pertinent restrictions of the General Corporation Code of the state, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be controlled by the Board of Directors. Without prejudice to such general powers, but subject to the limitations herein set forth, the Board of Directors shall have the following powers, to wit:

      First: To conduct, manage, and control the affairs and business of the corporation, and to make such rules and regulations therefore, not inconsistent with law and these Bylaws, as they may deem best.

      Second: To appoint an executive committee and any other committees which may seem to them advisable, and to delegate to the executive committee, or any such other committee subject to control of the Board of Directors, any of the powers and authority of the Board, except the power to declare dividends and to adopt, amend or repeal these Bylaws; provided however, that any such executive committee shall be composed of two (2) or more Directors and shall act only in the interval between meetings of the Board and shall be subject at all times to control and direction of the Board.

      Third: To elect and remove at pleasure all the officers, agents and employees of the corporation, prescribe such duties for


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them as may not be inconsistent With law and these Bylaws, fix the terms of their offices and their compensation and in the Board's discretion, require from such officers, agents and employees security for faithful service.

      Fourth: Subject to the provisions of Section 2 of ARTICLE I of these Bylaws, to designate, from time to time, the office of the corporation, and to designate from time to time any place or places where meetings of the stockholders and/or directors of this corporation may be held; to adopt, name and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the forms of such seal and such certificates, from time to time, as in their judgment may seem best.

      Fifth: Subject to the power of the stockholders to adopt, amend or repeal these Bylaws, the Board of Directors shall have the power to adopt, amend or repeal these Bylaws other than a Bylaw or amendment thereof changing the authorized number, qualifications, classification or term of office of directors.

      Sixth: The Board of Directors may fix a time, in the future not exceeding thirty (30) days preceding the date of any meeting of the stockholders, and not exceeding thirty (30) days preceding the date fixed for the payment of any dividend or distribution, or for the allotment of rights, or when any change of conversion or exchange of stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of and to vote at such meeting, or entitled to receive any such dividend or distribution, or any such allotment or rights, or to exercise the


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rights in respect to any change, conversion or exchange of stock, and in such case only stockholders of record on the date so fixed shall be entitled to notice of and to vote at such meetings, or to receive such dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any record date fixed as aforesaid. The Board of Directors may close the books of the corporation against transfers of stock during the whole or any part of such period.

      Seventh: Subject to express limitations and restrictions contained in the Articles of Incorporation, the Board of Directors may authorize the issue of stock of the corporation from time to time, upon such terms as may be approved by appropriate public authority, on consideration of money paid, labor done or services actually rendered, debts or securities cancelled, or tangible or intangible property actually received, or in the case of stock issued as a dividend, against amounts transferred from surplus to stated capital. Provided however, any shares of stock of the corporation which the Board of Directors may authorize to be issued pursuant to a plan adopted by the Board of Directors for the issuance of common stock as provided in Section 1244 of the Internal Revenue Code of 1954, as amended, shall be issued only in consideration of money actually paid to the corporation and/or other property (other than stock and securities) actually transferred to the corporation.


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      Eighth: To appoint such advisory directors which may seem to them to be advisable to consult with the Board of Directors, any committee established thereby, or the officers of the corporation which advisory directors shall not be entitled to vote or to bind the corporation in any fashion.

      Ninth: Generally to do and perform every act and thing whatsoever that may pertain to the office of a director or to a Board of Directors.

                                    ARTICLE V

                              MEETINGS OF DIRECTORS

      Section 1. Place of Meetings. Any meeting (whether regular, annual, special or adjourned) of the Board of Directors of the corporation, may be held at any place within or without the state which has been heretofore designated for that purpose by resolution of the Board of Directors or by written consent of all members of the Board. In the absence of such designation, all meetings shall be held at the principal office of the corporation.

      Section 2. Annual Meetings. Annual meetings of the Board of Directors, of which no notice need be given, shall be held immediately after the adjournment of each annual meeting of the stockholders.

      Section 3. Regular Meetings. In its discretion, regular meetings of the Board of Directors may be held monthly without notice, at such time and place as shall be determined by the Board.


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      Section 4. Special Meetings. Special meetings of the Board of Directors may be called at any time by order of the President or of any Vice President or of two (2) or more of the directors; provided however, in the event not more than two (2) directors are then serving, such special meeting may be called by order of any one (1) director.

      Section 5. Notice of Special Meetings. Notice of the time and place of all special meetings of the Board of Directors shall be given to each director by personal delivery or by mail of a written or printed notice, or by cable, telegraph, radio-telegraph, telephone or radio-telephone at least one (1) week before the time fixed for holding said meeting. Each director shall register his address with the Secretary of the corporation and notice of meetings sent or given by mail, cable, telegraph, radio-telegraph, telephone or radio-telephone, as herein provided, to such address shall be valid notice of such meeting.

      Section 6. Waiver and Consent. The transactions of any meeting of the Board of Directors, however called and noticed and wherever held, shall be valid as though had at a meeting duly held after regular call and waiver of notice, if a quorum be present, and if either before or after the meeting, each of the directors not present signs a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof.


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      Section 7. Business at a Special or Adjourned Meeting. Any business which might be done at a regular or annual meeting of the Board of Directors may be done at a special or at an adjourned meeting of the Board, and no notice whatsoever need be given at any such adjourned meeting if the time and place of such meeting be fixed at the meeting adjourned.

      Section 8. No Meeting. Any action which might be taken at a meeting of the Board of Directors may be taken without a meeting if a record or memorandum thereof be made in writing and signed by all of the members of the Board of Directors.

      Section 9. Order of Business. The order of business at any regular or special meeting of the Board of Directors, unless otherwise prescribed for any meeting at such meeting, shall be as follows:

      1.    Reading and approval of minutes of last meeting of directors
      2.    Reports of officers and committees
      3.    Unfinished business
      4.    New business
      5.    Election of officers
      6.    Adjournment

                                   ARTICLE VI

                                    OFFICERS

      Section 1. Election and Qualifications. The officers of this corporation shall consist of a President and a Secretary-Treasurer or any combination allowed by Kansas State Law. Officers shall be elected by the Board of Directors and the President must be elected from the directors.


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      The same qualified person may be chosen for and hold any of the two (2) or more offices of the corporation. No officer shall execute, acknowledge or verify any instrument in more than one (1) capacity if such instrument be required by law or these Bylaws to be executed, acknowledged or verified, as the case may be, by any two or more officers, except where there is only one officer of the corporation. The Board of Directors, if it deems advisable, may elect, as additional officer of this corporation, at any time one or more Vice Presidents, one (1) or more Assistant Secretaries and/or one (1) or more Assistant Treasurers, with such powers as the Board shall from time to time prescribe. The Board of Directors may require any officer or agent to give bond or other security for the faithful performance of his/her duties.

      Section 2. Terms and Compensation. The term of office and the salary of each of said officers, and the manner and time of the payment of such salaries shall be fixed and determined by the Board of Directors and may be altered by said Board from time to time, and at any time at its pleasure.

      Section 3. Removal. All officers and all agents of the corporation may be removed for such causes, upon such conditions, and in such manner as may be determined by the officer making the appointment or by the Board of Directors, whenever such removal is believed by such officer or the Board to be for the best interest of the corporation.


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                                   ARTICLE VII

                                    PRESIDENT

      Section 1. Powers and Duties. The powers and duties of the President shall be:

      First: To preside at all meetings of the stockholders and the Board of Directors.

      Second: To call meetings of the stockholders and all meetings of the Board of Directors, to be held at such time and places as provided by these Bylaws.

      Third: To affix the signature of the corporation to all deeds, conveyances, mortgages, leases, obligations, bonds, certificates and other papers and instruments in writing that may require the same, to sign certificates of stock of the corporation, and to supervise and control, subject to the direction of the Board of Directors, all officers, agents and employees of the corporation.

                                  ARTICLE VIII

                                 VICE PRESIDENTS

      Section 1. Powers and Duties. In case of the absence, disability or death of the President, the Executive Vice President or in his absence the Vice President senior in point of time of election shall take his place and perform his duties. Vice Presidents of this corporation shall have such other powers and perform such other duties as may be granted or prescribed by the Board of Directors.


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                                   ARTICLE IX

                                    SECRETARY

      Section 1. Powers and Duties. The powers and duties of the Secretary shall be:

      First: To keep full and complete records of the proceedings of the Board of Directors and of the meetings of the stockholders and to furnish the same to the Board of Directors.

      Second: To keep the seal of the corporation and to affix the same to all instruments which may so require.

      Third: To countersign all certificates of stock of the corporation.

      Fourth: To make service and publication of all notices that may be necessary or proper, and without command or direction from anyone. In case of absence, inability, refusal, or neglect of the Secretary to make service or publication of any notice, then such notice may be served or published by the President or Vice President, or by any person thereunto authorized by either of them, by the Board of Directors or by the holders of a majority of the shares of outstanding capital stock of the corporation.

      Fifth: To supervise and control the keeping of the accounts and books of the corporation.

      Sixth: To transfer upon the books of the corporation any and all shares of its stock; provided, however, that no certificate of stock shall be issued or delivered, or if issued or delivered, shall have any validity whatsoever, until and unless it has been signed by the President or a Vice President of the corporation.


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      Seventh: In the case of the absence, disability or death of the President and at a time in which there is no Vice President of the corporation or Vice President of the corporation eligible and qualified to assume the duties of President as provided in ARTICLE VIII hereof, the Secretary or Secretary-Treasurer, as the case may be, shall have the power and duty to call a special meeting of the Board of Directors in accordance with these Bylaws for the purpose of electing a new President.

      Eighth: On or before the due date of the corporation's annual Kansas income tax return, the Secretary shall file with the Secretary of State the corporation's annual report, and pay, at that time, the franchise tax due thereon. The annual report shall be made on such form as shall be prescribed and furnished by the Secretary of State and shall be signed by the President, Vice President, or Secretary and acknowledged and sworn to before a notary public by all persons executing the same.

      Ninth: Generally to do and perform all such duties as pertain to his office and as may be required by the Board of Directors.

                                    ARTICLE X

                                    TREASURER

      Section 1. Powers and Duties. The Treasurer shall receive all monies belonging to or paid unto the corporation and give receipts therefor, and shall deposit such monies, as he shall be


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directed by the Board of Directors, with one (1) or more solvent and reputable bank or bankers to be designated by the Board of Directors, and shall keep full and complete records of the funds received and disbursements thereof. He shall render to the stockholders at the regular meeting thereof, and also to the Board of Directors at any meeting thereof, or from time to time whenever the Board of Directors or the President may require, an account of all financial transactions as Treasurer and of the financial condition of the corporation, and shall perform such other duties as may from time to time be prescribed by the Board of Directors. He shall exhibit or cause to be exhibited the books of the corporation to the Board of Directors, or to any committee appointed by the Board, or to any director on application during business hours, or to any other person entitled to inspect such books pursuant to pertinent provisions of the General Corporation Code.

                                   ARTICLE XI

                            MEETINGS OF STOCKHOLDERS

      Section 1. Place of Meetings. Notwithstanding anything to the contrary in these Bylaws provided, any meeting (whether annual, special or adjourned) of the stockholders of this corporation may be held at any place within or without the state which has been designated therefor by the Board of Directors.

      Section 2. Annual Meetings. Subject to the foregoing provision, the annual meeting of the stockholders shall be held at the principal or registered office of the corporation at the hour of


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10:00 o'clock in the forenoon on the second Monday of the second month of the corporation's fiscal year, if not a legal holiday. If such second Monday is a legal holiday, said meeting shall be held on the next succeeding day which is not a legal holiday. At the annual meeting, directors of the corporation shall be elected, reports of affairs of the corporation shall be considered, and any other business may be transacted which is within the powers of the stockholders to transact.

      No notice need be given of the annual meeting of the stockholders except that at least ten (10) days' written notice of the general nature of the business or proposal shall be given as in the case of a special meeting of the stockholders before action may be taken at such meeting upon any of the following proposals:

            (a) To sell, lease, convey, exchange, transfer or otherwise dispose of all or substantially all of the property and assets of the corporation;

            (b) To amend the Bylaws;

            (c) To change the stated capital of the corporation;

            (d) To amend the Articles of Incorporation, except to extend the term of corporate existence;

            (e) To merge or consolidate with another corporation, domestic or foreign;

            (f) To windup and dissolve the corporation; or

            (g) To adopt a plan of distribution of stock, securities, or any consideration other than money in the process of winding up.


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      In the event the annual meeting is not timely held, or the directors are not elected at such annual meeting, the directors may be elected at all special meetings held for that purpose, and it shall be the duty of the President, Vice President (if any), or Secretary upon the demand of any stockholder entitled to vote at such meeting, to call such special meeting.

      Section 3. Special Meetings. Special meetings of the stockholders may be called at any time by order of the President or by the Board of Directors, or by one (1) or more stockholders holding not less than thirty percent (30%) of the then outstanding stock of the corporation entitled to vote at any meeting of the corporation, or by and two (2) or more members of the Board of Directors.

      Section 4. Notice of Special Meetings. Notice of special meetings of stockholders shall be given by written notice personally served on each stockholder, or deposited in the United States mail, postage prepaid, and addressed to him at his address appearing on the books of the corporation or supplied by him to the corporation for the purpose of notice at least ten (10) days before the time fixed for holding said meeting; provided however, that if the stockholder has supplied no address or if the place of business or residence of the stockholder is not known to the Secretary, then notice shall be deemed to have been given to him if mailed within such ten (10) day period to him, general delivery, at his last known address, or published at least once in some newspaper of general circulation in the county in which the principal place of business of the corporation is located.


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      Upon a request being made by written notice to the President, a Vice
President, or the Secretary by any person or persons empowered to call such meeting, such officer shall give notice to the stockholders that such meeting has been called for the purpose or purposes stated in such request and is to be held at a specified time, which time as fixed by such officer shall not be less than ten (10) days after receipt of such request. If notice of such meeting is not given to the shareholders by such officer within seven (7) days after receipt of such request, such person or persons making the request may fix the time of the meeting and give notice thereof in the manner provided by these Bylaws.

      Section 6. Consent and Waiver of Notice. Any transactions of the stockholders at any meeting thereof, regardless of how and whether call was made or notice given, shall be as valid as though transacted at a meeting duly held after regular call and notice, if a quorum is present, either in person or by proxy, and if, either before or after the meeting, each of the stockholders entitled to vote and not present in person or by proxy signs a written waiver of notice, or a consent to holding of such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the Secretary or made a part of the minutes of the meeting.

      Whenever any notice whatsoever is required to be given under the provisions of these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the actual giving of such notice.


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      Any action, which under any provisions of these Bylaws might be taken at a meeting of the stockholders, may be taken without a meeting if a record or memorandum thereof be made in writing and signed by all of the holders of stock who would be entitled to vote at a meeting for such purpose and such record or memorandum be filed with the Secretary and made a part of the corporate records.

      Section 6. Quorum, Voting and Proxies. At all meetings of the stockholders (whether annual, special or adjourned), the presence in person or by proxy in writing of the holders of a majority of the stock then outstanding and entitled to vote at such meeting shall constitute a quorum for the transaction of business. Each share of stock shall entitle the duly qualified and registered holder thereof to one (1) vote. All proxies shall be in writing subscribed by the party entitled to vote the number of shares represented thereby, or by his duly authorized attorney, and no such proxy shall be valid or confer any right or authority to vote or act thereunder unless such proxy has been offered for filing to and left with the Secretary of the corporation prior to the meeting at which the same is to be used; provided that in case any meeting of stockholders whatsoever (whether annual, special or adjourned) shall have been for any cause adjourned, proxies shall be valid and may be used at such adjourned meeting, which has been offered for filing to and left with the Secretary of the corporation prior to the date upon which said adjourned meeting shall in fact be held. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution, unless the stockholder executing it specified therein

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the length of time for which such proxy is to continue in force, which in no case, shall exceed two (2) years from the date of its execution. All elections of Directors, and the vote upon any other question, except as otherwise provided by law, or unless otherwise provided by Resolution by the Board of Directors, may be had by ballot, viva voce, or by showing of hands, unless a stockholder at least five (5) days prior to the date of any meeting, or the election of directors, request in writing a vote by ballot, and then the election of directors shall be by ballot. All elections shall be had and, except as otherwise provided herein, all questions shall be decided by a plurality vote.

      Section 7. Voting List. The Secretary shall, before each stockholders' meeting, and as of forty-eight (48) hours prior to the convening of such meeting, make a list of all persons entitled to represent stock at such meeting, arranging the names alphabetically, with the number of shares of stock entitled to be voted by each set opposite the respective names. The Secretary shall also produce the stock ledger, or a duplicate thereof, together with such list and keep the same open at the place of such meeting during the business hours of at least one (1) full day immediately preceding the convening thereof and until the close of such meeting, and the same shall be subject to inspection at any time during such period by any stockholder or person then present representing shares of stock of the corporation.

      Section 8. Records. Every stockholder shall have the right to examine in person, or by agent or attorney, at any reason-

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able time, for any reasonable purposes, the Bylaws, stock register, books of account and records of the proceedings of the stockholders and directors, and to make copies of, or extracts of the same, and at their sole expense.

      Section 9. Order of Business. The order of business at the annual meeting, and so far as possible at all other meetings of stockholders, shall be:

           1.  Calling of the roll
           2.  Due proof of notice of meeting
           3.  Reading and disposal of unapproved minutes
           4.  Report of officers
           5.  Election of directors
           6.  Unfinished business
           7.  New business
           8.  Adjournment

      Section 10. Adjournments. Any business which might be transacted at an annual meeting of the stockholders may be done at a special or at an adjourned meeting. If no quorum be present at any meeting of the stockholders (whether annual, special or adjourned), such meeting may be adjourned by those present from day to day, or from time to time, until such quorum be obtained, such adjournment and the reasons therefor being recorded in the journal or minutes of proceedings of the stockholders, and no notice whatsoever need be given of any such adjourned meeting if the time and place of such meeting be fixed at the meeting adjourned.


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                                   ARTICLE XII

                                  CAPITAL STOCK

      Section 1. Class. The capital stock of this corporation shall consist of one class of stock: Common stock with full voting privileges. The President shall cause certificates of the capital stock of this corporation to be issued to each stockholder, under the seal of the corporation and signed by the President (or Vice President) and by the Secretary, certifying the number of shares of capital stock owned by each respective stockholder. Such certificate shall be numbered and shall be entered in the records of the corporation in numerical order.

      Section 2. Transfers. Title to a certificate of stock of this corporation and to the stock represented thereby can be transferred only:

      First: By delivery of the certificate endorsed, either in blank or to a specified person, by the person appearing by the certificate to the owner of the stock represented thereby;

      Second: By delivery of the certificate and a separate document containing a written assignment of the certificate, or a power of attorney to sell, assign, or transfer the same, or the stock represented thereby, signed by the person appearing by the certificate to be the owner of the stock represented thereby. Such assignment or power of attorney may be either in blank or to a specified person; or


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      Third: By operation of law, judicial sale, or by judgment of a court of competent jurisdiction.

      Incident to the transfer of stock of the corporation, the certificate representing the stock being so transferred shall be surrendered to the corporation by delivery thereof to the person in charge of the transfer ledger, or to such other persons as the directors may designate, by whom such certificate shall be cancelled and a new certificate, or certificates, issued to the transferee.

      The provisions of this Section 2 of ARTICLE XII are hereby expressly made subject to the provisions of paragraph Sixth of ARTICLE IX relating to the powers and duties of the corporate Secretary.

      Section 3. Registered Stockholders. The corporation shall be entitled to treat the record holder of any share of stock as holder thereof in fact, and accordingly shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the state.

      Section 4. Lost Certificates. Any person claiming a stock certificate to be lost or destroyed shall make an affidavit or an affirmation of the fact and shall advertise the same in such manner as the Board of Directors may determine and, if the directors require, shall give the corporation a bond of indemnity in form and with sureties satisfactory to the Board, in at least double the amount of the book value of the shares of stock represented by said certificate, whereupon, a new certificate may be issued of the same tenor and for the same number of shares of stock as the certificate alleged to be lost or destroyed.

      Section 5. Lien on Stock. The corporation shall have a first and paramount lien on the shares of stock of each stockholder and upon all dividends due them for any indebtedness by such stockholder to the corporation, either on account of the subscription of its stock, or for money loaned by the corporation to the stockholder or for any other indebtedness due from the stockholder to the corporation.

      Section 6. Assessment. All stock issued by this corporation shall be non-assessable.

      Section 7. Sale. No stockholder may sell or otherwise dispose of his stock in this corporation or a portion of his stock, first offering the stock to all other stockholders upon the same terms and conditions that the selling stockholders desire to se11 the stock. The selling stockholder shall give written notice to all other stockholders, which notice shall describe the terms and conditions of the sale. Within thirty (30) days of receipt of such written notice the remaining stockholders can elect to purchase the selling stockholders' shares by giving written notice of the election to purchase to the selling stockholders. If more than one stockholder elects to purchase the shares, the purchasing stockholders shall purchase the shares on a pro-rata basis equal to their respective percentage ownership of shares owned between those stockholders so electing to purchase. If no stockholders elect to claim, action, suit or proceedings (whether actual or threatened, brought by or in the right of the corporation or otherwise, civil, criminal administrative or investigative, including appeals), to which he may be or is made a party by reason of his being or having been a director, employee, agent or office of the corporation, or at its request of any other corporation.

            Section 2. Unlawful Conduct. There shall be no indemnification (i) as to amounts paid in settlement or other disposition of any threatened or pending action by or in the right of the corporation or such other corporation, or (ii) as to matters in respect of which it shall be determined by judgment or otherwise that such director, employee, agent or officer was derelict in the performance of his duties to the corporation or such other corporation and, in the case of any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

            Section 3. Good Faith. Any such person shall be entitled to indemnification as of right (i) if he has been wholly successful, on the merits or otherwise, with respect to any claim, action, suit or proceeding or, (ii) except as hereinabove provided, in respect of matters as to which a court or independent legal counsel shall have determined that he acted in good faith for a purpose which he reasonably believed to be in the best interests of the corporation or such other corporation, and in addition, in the case of any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful. Such court or independent counsel shall have the power to determine that such director, employee, agent or officer is entitled to indemnification as to some matters even though he is not so entitled as to others. The termination of any claim, action, suit or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not in itself create a presumption that any such director, employee, agent or officer did not act in good faith for a purpose which he reasonably believed to be in the best interests of the corporation and, in the case of any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

      Section 4. Amounts. Amounts paid in indemnification shall include, but shall not be limited to counsel and other fees and disbursements and judgments, fines or penalties against, and amounts paid in settlement by, such director, employee, agent or officer. The corporation may advance expenses undertaken to repay or to reimburse such expenses if it should be ultimately determined that he is not entitled to indemnification under this Article.

      Section 5. Time. The provisions of this article shall be applicable to claims, actions, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after the adoption hereof. The rights of indemnification provided in this article shall not be exclusive of any rights to which any such director of officer may otherwise be entitled by contract or as a matter of law.

                                   ARTICLE XV

                            MISCELLANEOUS PROVISIONS

      Section 1. Instruments in Writing. All checks, drafts, demands for money and notes of the corporation, and all written contracts of the corporation shall be signed by such officer or officers, agent or agents, as the Board of Directors may from time to time by resolution designate. No officer, agent, or employee of the corporation shall have power to bind the corporation by contract or otherwise unless authorized to do so by the Board of Directors.

      Section 2. Annual Report. The Board of Directors of the corporation shall not be required to prepare an annual report for the stockholders, except upon request in writing of the stockholders of record owning a majority number of the shares of capital stock of the corporation then outstanding and entitled to vote.

      Section 3. Fiscal Year. The fiscal year of this corporation shall be fixed by proper resolution of the Board of Directors.

      KNOW ALL MEN BY THESE PRESENTS: That the undersigned, being all of the Directors of the above named corporation, incorporated, organized and existing under and by virtue of the laws of the state, do hereby certify that the foregoing Bylaws, consisting of fifteen Articles, were duly adopted as the Bylaws of said corporation on this 23rd day of December, 1988.


                                             DIRECTOR:

                                             /s/ Sheldon G. Hurst
                                             -----------------------------------
                                             Sheldon G. Hurst

      KNOW ALL MEN BY THESE PRESENTS: That I, the undersigned, Secretary of the corporation, incorporated, organized and existing under the laws of the state, hereby certify that the foregoing Bylaws, consisting of fifteen Articles, were duly adopted as the Bylaws of said corporation on this 23rd day of December, 1988.

                                             /s/ Sheldon G. Hurst
                                             -----------------------------------
                                             Secretary

      KNOW ALL MEN BY THESE PRESENTS: That I, the undersigned, being the holders of more than a majority of the share of stock of said corporation, do hereby assent to the foregoing Bylaws of said corporation and do hereby adopt the same as the Bylaws of said corporation.

      IN WITNESS WHEREOF, we have assented and subscribed our names this 23rd day of December, 1988.

          Shareholders                            No. of Shares
          ------------                            -------------

TRI-STATE OUTDOOR MEDIA GROUP, INC.

By: /s/ Sheldon G. Hurst                          200    shares
    ---------------------------------
    Sheldon G. Hurst